Exhibit 99.2

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES TO PRESENT AT THE STEPHENS INC. AND BANK OF AMERICA CONSUMER CONFERENCES

HOUSTON, TX, March 8, 2006 - Stage Stores, Inc. (Nasdaq: STGS) announced today that management will make a presentation at the 2006 Stephens Inc. Consumer Conference on Tuesday, March 14, 2006, at 2:00 p.m. Eastern Time. The conference is being held at The Waldorf-Astoria Hotel in New York City.

The Company also announced that management will make a presentation at the Bank of America 2006 Consumer Conference on Tuesday, March 14, 2006, at 4:10 p.m. Eastern Time. The conference is being held at The New York Palace Hotel in New York City.

A live webcast of each presentation will be available. To access each webcast, log on to the Company's web site at www.stagestores.com at the appropriate day and time, and then click on Investor Relations, then Webcasts, then the webcast link. A replay of each presentation will be available online for approximately 30 days.

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities. The Company currently operates 194 Bealls, 48 Palais Royal and 134 Stage stores throughout the South Central states, and operates 174 Peebles stores throughout the Midwestern, Southeastern, Mid-Atlantic and New England states. On February 27, 2006, the Company purchased B.C. Moore & Sons, Inc., and acquired 78 retail locations. The Company currently plans to convert 69 of the acquired stores to its Peebles name and format, in phases, beginning in mid July. For more information about Stage Stores, visit the Company's web site at www.stagestores.com.

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